Exhibit 23

LINCOLN NATIONAL CORPORATION

EXHIBIT 23 – CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K/A Amendment No.1) of Lincoln National Corporation and in the registration statements on Forms S-3 and S-8 (nos. 33-04133, 33-51415, 33-51721, 33-59785, 33-58113, 33-52667, 33-04711, 333-04113, 333-32667 and 333-49201) of Lincoln National Corporation and in the related prospectuses of our report dated February 1, 2002, included in the 2001 Annual Report to shareholders of Lincoln National Corporation.

Our audits also included the financial statement schedules of Lincoln National Corporation listed in Item 14(a). These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 15, 2002

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